Exhibit 5.1

faegredrinker.com

Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 +1 612 766 7000 main +1 612 766 1600 fax

August 20, 2020

Sun BioPharma, Inc.
712 Vista Boulevard #305
Waconia, MN 55387

Ladies and Gentlemen:

We have acted as counsel to Sun BioPharma, Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of (a) up to $11,500,000 in the aggregate of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), which includes shares subject to the underwriter’s option to purchase additional shares, (b) warrants to purchase shares of Common Stock up to an amount equal to the number of Shares (the “Public Warrants”), (c) warrants to purchase shares of Common Stock up to an amount equal to five percent of the number of Shares to be issued to the Underwriter (as defined below) (the “Underwriter Warrants” and, collectively with the Public Warrants, the “Warrants”), and (iv) up to $15,007,500 in the aggregate of shares of Common Stock issuable from time to time upon exercise of the Warrants (the “Warrant Shares” and, together with the Shares and the Warrants, the “Securities”). The Securities are being offered pursuant to the Registration Statement on Form S-1 (File No. 333-239661) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including a related prospectus filed with the Registration Statement (the “Prospectus”). The Securities are to be sold by the Company as described in the Registration Statement and the Prospectus. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Registration Statement and Prospectus, (ii) the form of Underwriting Agreement by and between Craig-Hallum Capital Group LLC (the “Underwriter”) and the Company, filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), (iii) the form of Public Warrant filed as Exhibit 4.1 to the Registration Statement, (iv) the form of Underwriter Warrant filed as Exhibit 4.2 to the Registration Statement, (iv) the form of Warrant Agency Agreement filed as Exhibit 4.3 to the Registration Statement (the “Warrant Agency Agreement”), (v) the Company’s Restated Certificate of Incorporation, as amended to date, in the form filed as Exhibit 3.1 to the Registration Statement and (vi) the Company’s Bylaws, as amended to date, in the form filed as Exhibit 3.2 to the Registration Statement. In addition, we have assumed that the Company’s Board of Directors or its Pricing Committee has taken action to set the sale price of the Shares and the Warrants and the exercise price of the Warrants. We have also examined such authorities of law as we have deemed relevant as a basis for our opinions.

In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company, public officials and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1. Upon payment therefor and issuance and delivery thereof in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

2. Provided that the Warrants have been duly executed and delivered by the Company to the purchasers thereof against payment therefor as provided in resolutions adopted by the Company’s Board of Directors or its Pricing Committee, and in the Warrant Agency Agreement, the Underwriting Agreement, the Registration Statement and the Prospectus, the Warrants will be valid and binding obligations of the Company, except as the same may be limited by applicable bankruptcy, insolvency, voidable transaction, fraudulent conveyance, fraudulent transfer, reorganization, moratorium, assignment for the benefit of creditors and other laws now or hereafter in effect relating to or affecting creditors’ rights generally, and by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law).

3. Following (i) execution and delivery by the Company of the Warrants pursuant to the terms of the Underwriting Agreement and Warrant Agency Agreement, (ii) receipt by the Company of the consideration for the Warrants specified in the resolutions of the Company’s Board of Directors or its Pricing Committee, and (iii) exercise of the Warrants pursuant to their terms and the terms of the Warrant Agency Agreement, as applicable, receipt by the Company of the exercise price for the Warrant Shares as specified in the Warrants and issuance of the Warrant Shares thereunder, the Warrant Shares will be validly issued, fully paid, and nonassessable.

Without limiting any other qualifications set forth herein, the opinion expressed herein regarding the enforceability of the Warrants is subject to the effect of generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs; (vi) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the contract; (vii) may limit the enforceability of provisions for the payment of premiums upon mandatory prepayment to the extent any such payment constitutes, or is deemed to constitute, a penalty or forfeiture; (viii) may require mitigation of damages; (ix) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation); and (x) limit the enforceability of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness.

We express no opinion as to the enforceability or effect in the Warrants of (i) any agreement to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction), any waivers of the right to jury trial, any waivers of service of process requirements that would otherwise be applicable, any agreement that a judgment rendered by a court in one jurisdiction may be enforced in another jurisdiction, or any provision otherwise affecting the jurisdiction or venue of courts; (ii) any provision waiving legal, statutory or equitable defenses or other procedural, judicial or administrative rights; or (iii) any provision that authorizes one party to act as attorney-in-fact for another party.

With respect to our opinion regarding the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of the maximum number of Warrant Shares as of the date hereof, future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued. Further, we have assumed the Exercise Price (as defined in the Warrants) will not be adjusted to an amount below the par value per share of the Warrant Shares.

This opinion is limited to the General Corporation Law of the State of Delaware and, solely with respect to opinion paragraph 2, the laws of the State of New York. We express no opinion as to any other matters, including without limitation any matters relating to the securities or blue sky laws of any jurisdiction or any rules or regulations thereunder. In addition, we express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Warrants.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission issued thereunder.

This letter is given as of the date hereof, and we assume no responsibility for updating this letter or the opinions or statements set forth herein to take into account any event, action, interpretation or change in law occurring subsequent to the date hereof that may affect the validity of any of such opinions or statements.

Very truly yours,

FAEGRE DRINKER BIDDLE & REATH LLP

By:	/s/ Joshua L. Colburn
Joshua L. Colburn

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